Exhibit 5.2

Ira N. Rosner

Tel (305) 579-0844

Fax (305) 961-5844

rosneri@gtlaw.com

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TYSONS CORNER

WASHINGTON, D.C.

WHITE PLAINS

*OPERATES AS GREENBERG TRAURIG MAHER LLP

**STRATEGIC ALLIANCE

November 4, 2011

Vail Resorts, Inc.

390 Interlocken Crescent

Broomfield, CO 80021

(303) 404-1800

Re:                                   Vail Resorts, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We are providing this opinion, as special Florida counsel, with respect to Rockresorts Tempo, LLC, a Florida limited liability company formerly known as Rockresorts Eleven Biscayne, LLC (“Rockresorts”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Vail Resorts, Inc., a Delaware corporation (the “Company”) and certain direct and indirect wholly-owned subsidiaries of the Company listed as co-registrants thereto, including Rockresorts (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering by the Company of up to $390,000,000 principal amount of the Company’s 6.50% Senior Subordinated Notes due 2019 (the “Exchange Notes”) and the guarantees of the Company’s payment obligations under the Exchange Notes (each, a “Guarantee”) by the Guarantors, in exchange for a like principal amount of the Company’s outstanding 6.50% Senior Subordinated Notes due 2019.

In rendering this opinion, we have examined electronic, facsimile or photostatic copies of the following documents:

1.               The Registration Statement;

2.               the Indenture dated April 25, 2011 by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Exchange Notes (the “Indenture”);

3.               the Exchange Notes;

4.               the Guarantee to be executed by Rockresorts (together with the documents listed in clauses 2-3, the “Note Documents”).

GREENBERG TRAURIG, P.A.  •  ATTORNEYS AT LAW  •  WWW.GTLAW.COM
333 Avenue of the Americas  •  Miami, FL 33131  •  Tel 305.579.0500  •  Fax 305.579.0717

We have also reviewed and relied upon such other documents, company records and certificates of public officials.  In addition we have reviewed and relied upon a certain Officer’s Certificate with respect to Rockresorts dated as of the date hereof (the “Officer’s Certificate”) along with the documents listed therein.  As to relevant factual matters, we have relied upon, among other things, Rockresorts’ factual representations set forth in the Officer’s Certificate.

In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the parties thereto, other than Rockresorts, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Note Documents to which it is a party; that the execution and delivery of such documents by each such party (other than Rockresorts) and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and, except as expressly addressed in our opinions in paragraph 5 below, do not violate any law, regulation, order, judgment or decree applicable to each such party (except as expressly set forth in our opinion below with respect to Rockresorts); and that such documents have been duly executed and delivered by each such party (other than Rockresorts).

As special counsel to the Company and Rockresorts, our representation of each of the Company and Rockresorts is limited to such specific and discrete matters referred to us from time to time by representatives of the Company.  Accordingly, we do not have and you should not infer from our representation of the Company and Rockresorts in this particular instance that we have any knowledge of either the Company’s or Rockresorts’ affairs or transactions other than as expressly set forth in this opinion letter.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             Rockresorts is a Florida limited liability company, validly existing and in good standing.

2.             Rockresorts has all requisite limited liability company power to conduct any business which may be legally conducted, to execute and deliver the Note Documents to which it is a party and to perform its obligations thereunder.

3.             The execution and delivery by Rockresorts of the Note Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company action.

4.             The execution and delivery by Rockresorts of the Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by Rockresorts of the Guarantee:  (i) do not and will not violate any provision of its Articles of Organization as filed with the State of Florida on January 29, 2007, as amended by those Articles of Amendment to Articles of Organization filed with the State of Florida on March 6, 2007 and August 21, 2008, or its Limited Liability Company Agreement dated January 30, 2007;

5.             The execution and delivery by Rockresorts of the Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by Rockresorts of the Guarantee do not and will not (i) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Florida under, any law or regulation currently in effect of the State of Florida applicable to Rockresorts that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Indenture, the Exchange Notes and the Guarantee.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

1.             We express no opinion herein as to the validity, binding effect or enforceability of any of the Note Documents, and we understand that you have received other legal opinions from other counsel regarding such matters.

2.             The law covered by this opinion is limited to the law of the State of Florida.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.  We express no opinion concerning federal or state securities laws or regulations.  We assume no responsibility for, nor do we express any view as to  the form or content of the Registration Statement or any prospectus forming a part thereof.  Our opinion set forth in clause 1 above is based solely upon a certificate dated October 31, 2011 of the Florida Department of State.

3.             The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or other laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indenture and the Exchange Notes.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Very truly yours,

Greenberg Traurig, P.A.

By:	/s/ Ira N. Rosner
Ira N. Rosner